EXHIBIT 10.2

July 31, 2017
Mr. Kyle Betty
Bain Capital Credit, LP
John Hancock Tower
200 Clarendon Street
Boston, MA 02116

Re:    Griffin Capital BDC Corp.

Dear Kyle:

The purpose of this letter is to set forth certain, business understandings between BCSF Advisors, LP ("Bain"), Griffin Capital BDC Advisor, LLC (“GCBA”), and Griffin Capital Company, LLC ("Griffin") with respect to that certain Interim Investment Sub-Advisory Agreement (the "Interim Sub-Advisory Agreement") pursuant to which Bain will serve as the interim investment sub-adviser to Griffin Capital BDC Corp., formerly known as Griffin Capital-Benefit Street Partners BDC Corp. (the "BDC"). The content of this letter of agreement shall be discussed with the board of directors of the BDC (the "Board") in connection with the Board's consideration of the Interim Sub-Advisory Agreement.

By the execution of this letter of agreement, each of Griffin Capital, GCBA, and Bain hereby agrees as follows:

1.
Griffin shall pay to Bain an asset management fee equal to $100,000 per month, payable monthly in arrears within five (5) business days following the last business day of each month, which fee shall be prorated for any partial month in which this Letter of Agreement terminates.

2.
Beginning on the date hereof and notwithstanding any provision of the Interim Sub-Advisory Agreement to the contrary, Bain shall not be entitled to any fees, payments or compensation whatsoever under the Interim Sub-Advisory Agreement for its services as the interim sub-adviser to the BDC, other than pursuant to this letter of agreement.

3.	This letter of agreement shall terminate at the same time as, and under the same conditions as set forth in, the Interim Sub-Advisory.

4.
Except as set forth in this letter of agreement, all terms, conditions, representations, warranties, obligations and responsibilities in the Interim Sub-Advisory Agreement shall remain in full force and effect and shall not be altered by this letter of agreement. To the extent of any conflict between the terms of the Interim Sub-Advisory Agreement and this letter of agreement, the terms of this letter of agreement shall control.

5.	This Letter of Agreement shall be governed by New York law. Bain, Griffin Capital , and GCBA shall resolve any disputes between themselves through an arbitration proceeding to be agreed upon.

Mr. Kyle Betty
Bain Capital Credit LP
July 31, 2017

*    *    *

If the foregoing accurately reflects our understandings, kindly execute 2 copies of this letter and return one manually executed copy to the undersigned. Should you have any questions concerning this letter agreement or otherwise, please do not hesitate to call the undersigned at 310.469.6100.

Sincerely,

Griffin Capital Company, LLC

By: /s/ Kevin A. Shields
Name: Kevin A. Shields
Title: Chairman and Chief Executive Officer

Griffin Capital BDC Advisor, LLC

By: /s/ Kevin A. Shields
Name: Kevin A. Shields
Title: Chief Executive Officer

Accepted and agreed to as of July 31, 2017.

BCSF Advisors, LP

By:  /s/ Ranesh Ramanathan
Name: Ranesh Ramanathan
Title: Managing Director and General Counsel